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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 15, 2006

eNotes Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30536	22-3530573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17383 Sunset Boulevard, Suite B-280 Pacific Palisades, CA	90272
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (310) 566-4765

TotalMed, Inc., 162 M Homestead Street, Manchester, CT 06040

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (5-06)  Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective June 15, 2006, the Registrant filed a Certificate of Ownership with the Secretary of State of the State of Delaware thereby (i) effecting the merger into the Registrant of its wholly-owned subsidiary, eNotes Systems, Inc., and (ii) changing the name of the Registrant from TotalMed, Inc. to eNotes Systems, Inc. The Certificate of Ownership serves as an amendment to the Registrant's Certificate of Incorporation, as amended. The filing of the Certificate of Ownership was approved by the Registrant's board of directors on May 26, 2006 and filed with the Secretary of State of the State of Delaware on May 30, 2006.

Item 8.01.  Other Events

In connection with the above described name change, effective June 15, 2006, the trading symbol of the Registrant’s common stock was changed from “TTMD” to “ENSY”. The Registrant’s common stock is dually quoted on the “Pink Sheets” and the OTC Bulletin Board.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

3.1

Certificate of Ownership, as filed with the Secretary of State of the State of

Delaware on May 30, 2006 and effective June 15, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 16, 2006

eNotes Systems, Inc.

/s/   Jeffrey Eng

_______________________________

Jeffrey Eng, President